EXHIBIT 10.39

COMMERCIAL LEASE AGREEMENT

THIS LEASE AGREEMENT, made this 14th day of November, 2014 by and between TNT BUSINESS COMPLEXES L.L.C. hereafter referred to as "Lessor and Dave Carlson / Enterprise Focus Inc. hereinafter referred to as "Lessee", is made in consideration of the mutual promises and covenants hereinafter set forth:

WITNESSETH:

Description. Lessor hereby leases to Lessee, and Lessee hereby rents from Lessor, a portion of that certain building located at'474 Highline Dr. East Wenatchee, WA Building C  of the Lessor containing approximately 2200 square feet located in Douglas County, Washington.

1.   Business Purpose. The premises are to be used for the purposes of Data Center Lessee agrees that Lessee will not use said premises for any other purpose without written consent, and Lessor agrees said consent will not be unreasonably withheld.

2.   Term. The term of this lease shall be for 5 years, commencing on the first day of December 2014 and terminating on the last day of November 2019 Lessee shall have the option to extend this lease for one 5 year term by providing Lessee with thirty (30) day written notice of said intent.

3.   Rent. Lessee agrees to pay Lessor the sum of $1525.00 per month rental for the first 12 months and increases to $1650.00 per month for the remaining 4 years, in advance, payable on the 1st day of each month during the first 5 years of the lease. If rental payment is submitted after the 10th of the month a 12% late payment penalty shall be added for the payment that is due.

Any installment or rent required to be paid hereunder which shall be in default for a period of thirty (30) days shall be considered delinquent and a service charge of ten (10) percent per month thereafter shall be paid Lessor in addition to the rental installments due.

4.   Repairs and Upkeep. Lessee agrees to accept the property in "as-is" condition. Lessee will at all times keep the premises in as neat, clean and sanitary condition as when received from Lessor, and Lessee will replace any glass or windows or doors that may be cracked or broken, except for reasonable wear and tear and damage by fire or other unavoidable casualties. Lessee will at all times preserve said premises in as good of repair as when received reasonable wear and tear accepted. All repairs shall be at Lessee's sole cost and expense, except outside walls, roof and foundation. Lessee agrees upon the expiration or sooner termination of this Lease, Lessee will quit and surrender said premises without notice, and in as neat and clean of condition when received, and will surrender up all keys belonging to said premises to the Lessor or Lessor's agents. Lessee agrees to store any and all toxic materials in a manner consistent with the requirements of the United States Government, the State of Washington and

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Douglas County with regard to storage and disposition to toxic wastes as said requirements may be established by statute rule or regulation. Lessee further agrees to, at Lessee's cost, clean up any and all toxic waste or damage, which may be done to the property as a result of Lessee's use.

5.     Trade Fixtures. Lessee will not make or allow to be made any alterations of said premises, or any part thereof, without the written consent of Lessor first had and obtained, Lessor agreeing that said consent will not be unreasonably withheld. Any additions to or alterations of, the said premises, except movable furniture and trade fixtures, shall become at once part of the realty and belong to Lessor. It is intended that the construction, alterations and repairs done to the premises belong to the Lessor and that trade fixtures, furniture and other additions which are not part of the structure of the building, caused to be done by Lessee, remain the property of the Lessee, provided that Lessee agrees to repair or pay for the repair of any damage which is done to the building or any part thereof by the removal of trade fixtures by Lessee or Lessee's agent.

6.     Abandonment. Lessee shall not vacate or abandon the premises at anytime during the primary or renewal terms hereof unless otherwise provided herein, and if Lessee shall abandon, vacate or surrender said premises to be dispossessed by process of the law; or otherwise, any personal property belonging to Lessee left upon the premises may, at Lessor's option, be placed in storage, Lessee agreeing to pay reasonable storage costs associated with said storage.

7.     Repairs of Structure. Lessor agrees at his sole cost and expense to keep and maintain the building in which the premises is located, including water lines, waste lines, or drain, exterior walls, roof, outside doors in a good and sanitary condition and repair, provided that, Lessee agrees to reimburse Lessor for the costs associated with the removing any blockage to said drain lines resulting from the discharge from Lessee's business. It is agreed between the parties and intended, however, that Lessee is responsible for maintaining sinks, faucets, toilets, or any other fixtures above the waste lines or drains. It is further understood that the Lessee is responsible for keeping those waste lines and drains clear and free from obstructions caused by waste or other matter coming from Lessee's premises. Lessor shall be responsible for the maintenance and upkeep of the ceiling of the premises. Lessor's responsibility and liability with respect to said ceiling shall be limited to the repair and maintenance of the ceiling and Lessor shall not be liable for any damages or claims arising from the disrepair of said ceiling resulting in any damage to Lessee's equipment, furnishing or business; provided, however, in the event the ceiling damage is the result of Lessor's failure to maintain the roof and the roof has leaked causing said damage to ceiling and/or property of Lessee, then Lessor shall have liability for said consequences.

8.     Liens caused by Lessee. Lessee shall keep the demised premises and the property on which the demised premises are situated, free from liens arising out of any

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work performance, materials, or obligations incurred by Lessee, and agrees to hold Lessor harmless and indemnify Lessor from any such claims or liens.

9.   Municipal Law. Lessee shall at his sole cost and expense comply with the requirements of Municipal, State, and Federal authorities now in force or which may hereafter be in force, pertaining to said premises, and shall faithfully observe, in the use of the premises, all Municipal ordinances and State and Federal statues now in force or which may hereafter be in force. A judgment of any Court of competent jurisdiction or the admission of Lessee in any action or proceeding against Lessee, whether Lessee be a party thereto or not, that Lessee has violated any such ordinances or statute in the use of the premises, shall be conclusive of the fact as between Lessor and Lessee. The Lessee shall not use the premises for any illegal purpose.

10. Insurance Coverage. Lessor shall at his expense, during the primary and any or all renewal terms of this lease, keep and maintain insurance on the building and all other improvements on said leased premises in an amount not less than the full insurable value of said building and improvements, which policy of insurance shall insure against fire and other casualty covered by a standard fire policy with an endorsement for extended coverage. Said fire insurance policy shall be acquired and thereafter maintained in Lessor's name with Lessee as additional insured and loss payee.

Lessee shall at his expense, during the primary and renewal terms of this Lease, keep and maintain insurance on all of the Lessee's personal property situated inside the building on said leased premises.

If any activity of the Lessee or any stock of goods maintained or personal property kept on the premises by Lessee shall cause an increase in the fire insurance carried by Lessor, then Lessee promises and agrees to pay the increase in any insurance premiums paid by Lessor.

Lessee shall during the entire term of the Lease, keep in full force and effect a policy of public liability and property damage insurance with respect to the premises, and the businesses operated on the premises by the Lessee. Lessee's policy limits for public liability shall not be less than $100,000 per person and $300,0000 per accident and for the property damage liability shall not be less than $200,000 per accident. The policy shall name the Lessor as well as the Lessee as insured and shall contain a clause that the insurer will not cancel or change the insurance without giving Lessor at least ten (10) days prior written notice. Such insurance shall be with a reputable insurance company admitted to do practice in the State of Washington, and Certificates of Insurance shall be delivered to the Lessor.

Access. Lessee shall allow Lessor or Lessor's agents free access at all reasonable times to said premises for the purpose of inspection of or making repairs, additions or alterations to the premises or any property owned by or under the control of Lessor; but this right shall not be construed as an agreement on the part of Lessor to make any repairs other than those mentioned above. The Lessor shall

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have the right to place and maintain "For Rent" signs in a conspicuous place on said premises for sixty (60) days prior to the expiration of this Lease.

11.  Utilities. Lessor shall provide for and pay for sewer and water. Lessee shall provide and pay for electricity, and other utilities necessary for Lessee's operation of the premises.

12. Destruction by Fire or Other Casualty. In the event of a partial destruction of the said premises during the said term, from any cause, Lessor shall forthwith repair same, provided such repairs are made within sixty (60) days under the laws and regulations of State, Federal, County or Municipal authorities but such partial destruction shall in no way annul or void this Lease, except that Lessee shall be entitled to a proportionate deduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Lessee in the said premises. If such repair cannot be made in sixty (60) days, Lessor may, at his option, make same within a reasonable time, this Lease continuing in full force and effect and the rent to be proportionately rebated as aforesaid in this paragraph provided. In the event that Lessor does not so elect to make such repairs that cannot be made in sixty (60) days, or such repairs cannot be made under such laws or regulations, this Lease may be terminated at the option of either party. Upon the happening of any damage or destruction of any portion of the Lessee's premises, the Lessee shall give written notice to the Lessor of such damage. Lessor agrees to notify Lessee in writing within fifteen (15) days of his notification of the partial destruction, as to whether or not the Lessor shall make repairs by reason of the damage. Lessor shall make all repairs as promptly as possible. In the event that the building in which the leased premises may be situated be destroyed to the extent of not less than fifty (50%) percent of the replacement cost thereof, Lessor or Lessee may elect to terminate this lease, whether the leased premises are injured or not. A total destruction of the building in which the said premises may be situated shall terminate this Lease. In the event of any dispute between the Lessor and Lessee relative to the provisions of this paragraph, they shall each select a third arbitrator and the three (3) arbitrators so selected shall hear and determine the controversy, within fifteen (15) days, and their decision thereon shall be final and binding upon both Lessor and Lessee, who shall bear the costs of such arbitration equally between themselves.

13. Breach by Insolvency. Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of the Lessee, or (b) a general assignment by Lessee for the benefit of creditors, or (c) any action taken or suffered by Lessee under any insolvency or bankruptcy act shall constitute a breach of this Lease by Lessee.

Waiver of Subrogation. For and in consideration of the execution hereof by each of the parties, each party does herein release and relieve the other, and waive his entire claim of recovery against the other for loss or damage to property arising out of or incident to fire, lighting and the perils included the extended coverage endorsement, in, on or about the said premises, even though caused by the negligence or any of said parties, their agents or employees or otherwise.

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Lessor and Lessee agree to maintain insurance which will allow for the release and waiver specified above. This agreement shall be inapplicable if it would have the effect, but only to the extent that it would have the effect, of invalidating any insurance coverage of the Lessor or Lessee.

14. Notice. Any notice required to be served in accordance with the terms of this Lease shall be sent by certified mail, with return receipt requested, delivered to addressee only, the notice from the Lessee to be sent to Lessor or Lessor's agent, at 380 Leslie Way, East Wenatchee, WA 98802 and any notice from the Lessor to be sent to Lessee at 6780 Osprey Lane Cashmere, WA / 1250 N Wenatchee  Ave Suite H #147 Wenatchee, WA 98801

15. Government Fees. Any fees or licenses due the City, County, or State on account of any inspection made on said leased premises on account of any business or activity run by Lessee or allowed by Lessee to be done on the leased premises shall be paid by Lessee.

16. Default and Re-entry. Time is of the essence of this agreement. Lessee shall be in default under this Lease if (1) he abandons or vacates the premises prior to the expiration of the term without written consent of Lessor; (2) fails to pay the monthly rental as it becomes due; (3) fails to perform and abide to the terms and conditions of the Lease; (4) or file voluntary bankruptcy proceedings or has involuntary proceedings instituted against him. Provided, however, Lessor shall notify the Lessee in writing of any breach of the provisions of this Lease and Lessee shall have thirty (30) days within which to correct the defaults from the date of receipt of the notice. In the event of any breach of this lease by Lessee or Lessor, having given a thirty (30) day notice to Lessee to cure the breach, besides other rights or remedies he may have, shall have the right to re-enter and may remove all persons and property from the premises and such property may be removed and stored in a public warehouse or elsewhere at a cost of and for the account of Lessee. Should Lessor elect to re-enter, as herein provided, or should he take possession pursuant to any notice provided by law, he may either terminate this Lease, or he may from time to time, without terminating this Lease, re-let said premises or any part thereof for the un-expired portion of their primary or renewal term upon reasonable terms and conditions; upon such re-letting Lessee shall be immediately liable to pay to Lessor, in addition to any indebtedness other than rent due hereunder the amount, if any, by which the unpaid rent is reserved in this lease for the primary or renewal term exceeds the amount to be paid under the re-letting agreement as rent for the demised premises for the un-expired portion of said primary or renewal term. In the event that Lessee chooses to remedy any defaults Lessee shall also be liable to Lessor for any attorney fees incurred by way of sending notice to Lessee of any default.

17. Mutual Cancellation. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or sub-tenancy or may, at the option of Lessor, operate as an assignment to him of any or all such subleases or sub-tenancies.

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18.  Attorney's Fees and Costs. It is mutually agreed and understood that in the event it shall become necessary to employ attorneys to enforce the provisions of this Lease, party found in default shall reimburse the prevailing party its reasonable attorney's fees and court costs. It is agreed between the parties that the venue and jurisdiction of any legal action between the parties shall be laid in Chelan County, State of Washington.

19.  Non-waiver of Breach. The failure of the Lessor to insist upon strict performance of any of the covenants and agreements of this Lease, or to exercise any option herein conferred in any one or more circumstances, shall not be construed to be a waiver or relinquishment of any such, or any other covenants or agreements, but the same shall be and shall remain in full force.

20.  Heirs and Successors. Subject to the provisions herein pertaining to assignments and sub-letting, the covenants and agreements of this Lease shall be binding on the heirs, legal representatives, successors and assigns of any or all of the parties hereto.

21.  Holdover. If the Lessee shall, with the written consent of Lessor, hold over after the expiration of the term of this Lease, such tenancy shall be for an indefinite period of time on a month-to-month tenancy, which may be terminated as provided by the laws of the State of Washington. During such tenancy Lessee agrees to pay Lessor the same rate of rental as would be required during an extended term in the event this Lease is extended, and to be bound by all other terms, covenants and conditions as herein specified, so far as applicable.

22.  Personal Property Taxes. Lessor shall pay the Real Estate Property Tax. Lessee shall be responsible and pay any and all taxes and assessments caused by reason of his business or by reason of the stock of goods or other personal property kept on the premises.

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and the year first above written.

Addendum

Any and all additions, upgrades and expenses to Building C are the sole responsibility of the lessee unless otherwise agreed upon in writing. Any and all additions, ventilation openings and upgrades to Building C will require permission from TNT Business Complexes LLC, repair estimates and a refundable deposit for the repair of all upgrades before each is started. All building and electrical permits shall be acquired before doing any upgrades. The return of deposit shall be dispersed by TNT Business Complexes to tenant as repairs are accomplished at the end of lease. All lease requirements shall be met at end of occupancy for the complete damage deposit to be returned.